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                                                                 EXHIBIT 23.2



                               [KPMG letterhead]





                                                               7 October 1996




BDO Seidman LLP
Greensboro
North Carolina
USA



Dear Sirs

Ridgeview Limited (Irish Branch)

We consent to the inclusion in the registration statement and prospectus to be filed on Form S-1 with the Securities and Exchange Commission (SEC) of our report on the audits of the Irish Branch of Ridgeview Limited for the years ended 31 December 1993, 1994 and 1995 and of references thereto and to ourselves as KPMG in the form and context in which they appear.


Yours faithfully

/s/ KPMG